Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

JBS B.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Class A common shares, par value of €0.01 per share(1)	457(c) and 457(f)(1)	571,348,236(2)(3)	—	US$5,267,830,735.92(4)	0.0001476	US$777,531.82

Fees to be Paid	Equity	Class B common shares, par value of €0.10 per share(5)	457(i)	571,348,236(3)(5)	—	—	—	— (6)

Fees Previously Paid	Equity	Class A common shares, par value of €0.01 per share(1)	457(c) and 457(f)(1)	567,493,236(3)(7)	—	US$4,301,598,728.88(8)	0.0001102	US$474,036.18

Fees Previously Paid	Equity	Class B common shares, par value of €0.10 per share(9)	457(i)	567,493,236(3)(9)	—	—	—	— (6)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts					US$966,232,007.04(10)		US$142,615.84(11)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							US$142,615.84

(1)

Each Class A common shares, par value €0.01 per share, of JBS N.V. (as the registrant is expected to be known upon its renaming and conversion into a public limited liability company (naamloze vennootschap) under Dutch law)(“JBS N.V. Class A Common Shares”) will be initially issued in the form of Brazilian Depositary Receipts (“JBS N.V. BDRs”). The JBS N.V. BDRs will be issuable upon deposit of JBS N.V. Class A Common Shares with the depositary for the BDR program.

(2)

Represents the estimated maximum number JBS N.V. Class A Common Shares issuable upon completion of the Proposed Transaction (as defined in this registration statement) and is calculated by multiplying (a) 1,142,696,472 issued and outstanding shares of common stock of JBS S.A. (“JBS S.A. Common Shares”) held by JBS S.A.’s non-controlling shareholders on March 15, 2024, by (b) 0.5, which is the exchange ratio under the Proposed Transaction. The amount to be registered includes the JBS N.V. Class A Common Shares to be held by the depositary of the JBS N.V. BDRs to be issued by the registrant as part of the consideration in the Proposed Transaction.

(3)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers an indeterminate number of additional JBS N.V. Class A Common Shares and JBS N.V. Class B Common Shares (as defined below) as may be issuable as a result of stock splits, stock dividends or similar transactions.

(4)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is calculated by multiplying (a) US$4.61 (the average of the high and low prices of JBS S.A. Common Shares as reported on the B3 S.A. – Brasil, Bolsa, Balcão on March 20, 2024, calculated at the exchange rate of R$5.0120 for every US$1.00 (which is the selling rate of Brazilian reais as reported by the Central Bank of Brazil (Banco Central do Brasil) on March 20, 2024, which is within five business days prior to the date of the filing of this amendment to the registration statement), by (b) 1,142,696,472, the number of JBS S.A. Common Shares to be received by the registrant in the Proposed Transaction (assuming the ownership structure of JBS S.A. on the Last Trading Day (as defined in this registration statement) is the same as on March 15, 2024).

(5)

The number of Class B common shares, par value €0.10 per share, of JBS N.V. (“JBS N.V. Class B Common Shares”) to be registered is based on the maximum number of JBS N.V. Class B Common Shares into which up to 571,348,236 JBS N.V. Class A Common Shares can be converted, at a ratio of one JBS N.V. Class B Common Share for each JBS N.V. Class A Common Share held.

(6)

Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee payable with respect to the JBS N.V. Class B Common Shares issuable upon conversion of the JBS N.V. Class A Common Shares because no additional consideration will be received in connection with the exercise of the conversion privilege.

(7)

Represents the estimated maximum number JBS N.V. Class A Common Shares issuable upon completion of the Proposed Transaction (as defined in this registration statement) on the date of the first amendment to the registration statement and was calculated by multiplying (a) 1,134,986,472 issued and outstanding shares of common stock of JBS S.A. (“JBS S.A. Common Shares”) held by JBS S.A.’s non-controlling shareholders on August 15, 2023, by (b) 0.5, which is the exchange ratio under the Proposed Transaction. The amount registered included the JBS N.V. Class A Common Shares to be held by the depositary of the JBS N.V. BDRs to be issued by the registrant as part of the consideration in the Proposed Transaction.

(8)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price was calculated by multiplying (a) US$3.79 (the average of the high and low prices of JBS S.A. Common Shares as reported on the B3 S.A. – Brasil, Bolsa, Balcão on August 31, 2023, calculated at the exchange rate of R$4.9219 for every US$1.00 (which is the selling rate of Brazilian reais as reported by the Central Bank of Brazil (Banco Central do Brasil) on August 31, 2023, which was within five business days prior to the date of the first amendment to the registration statement), by (b) 1,134,986,472, the number of JBS S.A. Common Shares to be received by the registrant in the Proposed Transaction (which assumed the ownership structure of JBS S.A. on the Last Trading Day (as defined in this registration statement) was the same as on August 15, 2023).

(9)

The number of Class B common shares, par value €0.10 per share, of JBS N.V. (“JBS N.V. Class B Common Shares”) to be registered was based on the maximum number of JBS N.V. Class B Common Shares into which up to 567,493,236 JBS N.V. Class A Common Shares could be converted, at a ratio of one JBS N.V. Class B Common Share for each JBS N.V. Class A Common Share held.

(10)	Represents the additional maximum aggregate offering price being registered. Calculated as the difference between US$5,267,830,735.92 and US$4,301,598,728.88.
(11)	The amount of registration fee is calculated by multiplying the additional maximum aggregate offering price of US$966,232,007.04 by the current filing fee rate of US$147.60 per US$1,000,000.